As filed with the Securities and Exchange Commission on November 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-1229046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9805 Northcross Center Court, Suite A Huntersville, NC	28078
(Address of principal executive offices)	(Zip Code)

AKOUSTIS TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Jeffrey B. Shealy

Chief Executive Officer

Akoustis Technologies, Inc.

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Name and address of agent for service)

(704) 997-5735

(Telephone number, including area code, of agent for service)

Copy to:

Sean M. Jones

Coleman Wombwell

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, North Carolina 28202

(704) 331-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Akoustis Technologies, Inc. (the “Company” or “Registrant”) to register an additional 500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for offer and sale under the Akoustis Technologies, Inc. Employee Stock Purchase Plan, as amended (the “Plan”), pursuant to an amendment to the Plan approved by the Company’s stockholders on November 2, 2023 (the “Plan Amendment”). After taking into account the shares added by the Plan Amendment, the aggregate number of shares of Common Stock that may be issued under the Plan is 1,000,000, which includes 500,000 shares of Common Stock registered under the Registration Statement on Form S-8, File No. 333-228451, filed with the SEC on November 16, 2018 (the “Prior Registration Statement”).

In accordance with Instruction E of Form S-8, the content of the Prior Registration Statement is incorporated herein by reference and made a part of this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the SEC and are incorporated herein by reference:

●	Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 6, 2023;

●	Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 13, 2023;

●	Current Reports on Form 8-K, filed with the SEC on September 29, 2023, October 27, 2023 and November 2, 2023, and

●	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, originally filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 10, 2017 (File No. 001-38029), including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Company is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit
Number	Description

4.1	Articles of Conversion of the Company, as filed with the Nevada Secretary of State on December 15, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2016)

4.2	Certificate of Conversion of the Company, as filed with the Delaware Secretary of State on December 15, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2016)

4.3	Certificate of Incorporation, as filed with the Delaware Secretary of State on December 15, 2016 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2016)

4.4	Certificate of Amendment to the Certificate of Incorporation, as filed with the Delaware Secretary of State on November 4, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2019)

4.5	Certificate of Amendment to the Certificate of Incorporation, as filed with the Delaware Secretary of State on November 10, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2022)

4.6	Certificate of Amendment to the Certificate of Incorporation, as filed with the Delaware Secretary of State on November 2, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2023)

4.7	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2020)

4.8	Akoustis Technologies, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders filed with the SEC on September 18, 2018)

4.9	First Amendment to Employee Stock Purchase Plan (incorporated by reference to Appendix B of the Company’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, filed September 19, 2023)

5.1	Opinion of K&L Gates LLP, filed herewith

23.1	Consent of Marcum LLP, filed herewith

23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1 of this Registration Statement and filed herewith)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntersville, State of North Carolina, on November 13, 2023.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Jeffrey B. Shealy
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey B. Shealy and Kenneth E. Boller, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on November 13, 2023:

Signature	Title

/s/ Jeffrey B. Shealy	President and Chief Executive Officer
Jeffrey B. Shealy	(Principal Executive Officer), Director

/s/ Kenneth E. Boller	Chief Financial Officer
Kenneth E. Boller	(Principal Financial Officer and Accounting Officer)

/s/ Arthur E. Geiss	Co-Chairman of the Board
Arthur E. Geiss

/s/ Jerry D. Neal	Co-Chairman of the Board
Jerry D. Neal

/s/ Steven P. DenBaars	Director
Steven P. DenBaars

/s/ Jeffrey K. McMahon	Director
Jeffrey K. McMahon

/s/ Michelle L. Petock	Director
Michelle L. Petock

/s/ Suzanne B. Rudy	Director
Suzanne B. Rudy
/s/ J. Michael McGuire	Director
J. Michael McGuire

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